SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):

April 19, 2004

DIGITAL RIVER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(952) 253-1234
(Registrant’s telephone number, including area code)

Item 2. Acquisitions or Disposition of Assets

On April 19, 2004, Digital River, Inc., a Delaware corporation (“Digital River”), acquired, through a wholly owned subsidiary,  element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft, a company organized under the laws of Germany (“element 5”), for $120 million in cash pursuant to a Stock Purchase Agreement with the stockholders of element 5 (the “Purchase Agreement”).  As a result of the acquisition, element 5 became a wholly-owned subsidiary of Digital River.  Its operations will remain in Cologne, Germany.  Under the terms of the Purchase Agreement, Digital River may be required to pay up to an additional $2.5 million in cash based on element 5’s operating performance over the first 24 months subsequent to the acquisition.

In connection with the acquisition of element 5, Digital River established a $45 million secured revolving credit facility with Harris Trust and Savings Bank.  Digital River may terminate the facility at any time prior to the scheduled maturity date of July 15, 2005 without penalty.  Digital River may borrow at various rates, including prime or LIBOR plus 2.5%.  The facility includes various covenants, including limits on Digital River’s ability to incur debt and grant liens on its assets, and financial covenants regarding EBITDA, leverage ratios and capital expenditures.  Amounts outstanding under the facility in excess of $30 million must be cash collateralized.  The facility is also secured by a pledge of certain investment accounts, receivables and other assets.  As of the date hereof, the principal amount of outstanding loans under the facility is approximately $5 million.

RISKS RELATED TO THE ACQUISITION OF ELEMENT 5

If we do not successfully integrate element 5, our business will be adversely affected.

Our acquisition of element 5 on April 19, 2004 is very recent. We therefore have no operating history with element 5 and limited experience in managing its business. Integrating element 5 will be a complex and time-consuming process. Currently, Digital River and element 5 operate independently, each with its own business, corporate culture, locations, employees and systems. Eventually, we intend to operate as a combined organization utilizing common technology, information and communication systems, operating procedures, financial controls, and human resource practices. There may be substantial difficulties, costs and delays involved in any integration of element 5 into Digital River.  These may include:

•                  distracting management from day-to-day operations;

•                  potential incompatibility of corporate cultures;

•                  potential difficulties in transitioning customers to new platforms;

•                  an inability to achieve synergies as planned;

•                  costs and delays in implementing common systems and procedures; and

•                  increased difficulties in managing our business due to the addition of two locations in the U.S. and one international location.

Many of these risks are accentuated because element 5’s operations, employees and customers are largely located outside of the U.S.  Any one or all of these factors may increase operating costs or lower anticipated financial performance. Many of these factors are also outside of our control. Achieving anticipated synergies and the potential benefits underlying our reasons for the acquisition will depend on successful integration of the two businesses. The failure to integrate element 5 successfully would have a material adverse effect on our business, financial condition and results of operations.

We may be unable to retain element 5’s customers.

There can be no assurance that we will be able to retain element 5’s customers following the acquisition.  A failure to retain element 5’s customers could have a material adverse effect on our financial condition and profitability.

We do not have audited financial information for element 5 prepared in accordance with U.S. GAAP.

The historical financial statements of element 5 that we reviewed in connection with our due diligence of the acquisition were prepared in accordance with German generally accepted accounting principles and were not audited in accordance with auditing standards generally accepted in the United States. Based on the size of our investment in element 5, we are required to prepare and file on a Current Report on Form 8-K with the SEC within 75 days of the acquisition, audited balance sheets of element 5 as of December 31, 2002 and 2003 and audited consolidated statements of income and cash flows for the years ended December 31, 2002 and 2003. In this regard, we are having an audit performed of the element 5 financial statements in accordance with auditing standards generally accepted in the United States, utilizing accounting principles generally accepted in the United States. In connection with this audit, we may discover inaccuracies or deficiencies in the financial statements that are currently unknown to us and may discover weaknesses in element 5’s internal controls. The audit may also result in changes to the financial position and historical results of operations of element 5. As a result, element 5’s historical financial performance may be different than we had believed it to be based on the financial information we reviewed in connection with the acquisition.

As a result of the acquisition of element 5, we will be exposed to greater risk from currency fluctuations.

Approximately one half of element 5’s revenue is in euros and currencies other than U.S. dollars. As a result, a greater proportion of our revenues and earnings will now be subject to currency fluctuations. We do not have, and we do not have plans to implement, a currency hedging program to mitigate the effect of fluctuations of currency prices on our financial results.

As a result, our future operating results may be subject to fluctuations due to volatility in foreign currency exchange markets.

We have not yet allocated the purchase price for the element 5 acquisition.

The allocation of the purchase price of element 5 to amortizable costs and goodwill has not yet been determined. The allocation will be determined at a later date following analysis of the fair value of element 5’s assets. The result of the allocation of the purchase price between amortizable costs and goodwill could have an impact on our future operating results.

In addition to the historical information contained in this report, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans” and similar expressions. The outcome of the events described in these forward-looking statements is subject to risks and actual results could differ materially. The risk factors described in this report and the sections entitled “Risk Factors, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain discussions of some of the factors that could contribute to those differences.

Item 7. Financial Statements and Exhibits

(a)                       Financial Statements of Businesses Acquired.

It is impracticable to file herewith the required financial statements in this Current Report on Form 8-K.  The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b)                      Pro Forma Financial Information.

It is impracticable to file herewith the required pro forma financial statements in this Current Report on Form 8-K. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(c)                       Exhibits

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of April 17, 2004 by and among Digital River, Inc., Blitz F03-1424 GmbH, a company organized under the laws of Germany and a wholly owned subsidiary of Digital River, Inc., and the selling shareholders of element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft, a company organized under the laws of Germany

99.1	Line of Credit Agreement, dated April 16, 2004, between Digital River, Inc. and Harris Trust and Savings Bank

99.2	Security Agreement Re: Receivables, dated April 16, 2004, between Digital River, Inc. and Harris Trust and Savings Bank

99.3	First Amendment to Line of Credit Agreement and Promissory Note, dated April 30, 2004, between Digital River, Inc. and Harris Trust and Savings Bank

99.4	First Amendment to Security Agreement Re: Receivables, dated April 30, 2004, between Digital River, Inc. and Harris Trust and Savings Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
(Registrant)

/s/ Carter D. Hicks
Carter D. Hicks
Chief Financial Officer

Date: May 4, 2004

Exhibit Index

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of April 17, 2004 by and among Digital River, Inc., Blitz F03-1424 GmbH , a company organized under the laws of Germany and a wholly owned subsidiary of Digital River, and the selling shareholders of element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft, a company organized under the laws of Germany

99.1	Line of Credit Agreement, dated April 16, 2004, between Digital River, Inc. and Harris Trust and Savings Bank

99.2	Security Agreement Re: Receivables, dated April 16, 2004, between Digital River, Inc. and Harris Trust and Savings Bank

99.3	First Amendment to Line of Credit Agreement and Promissory Note, dated April 30, 2004, between Digital River, Inc. and Harris Trust and Savings Bank

99.4	First Amendment to Security Agreement Re: Receivables, dated April 30, 2004, between Digital River, Inc. and Harris Trust and Savings Bank